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                                                                   EXHIBIT 10.12

                             CITADEL CINEMAS, INC.
                             550 South Hope Street
                                  Suite 1825
                             Los Angeles, CA 90071


                                         July 28, 2000


City Cinemas Corporation
120 North Robertson Blvd.
Los Angeles, California 90048


     Re:  Employees of City Cinemas Corporation
          -------------------------------------


Dear Sirs:

     On the date hereof (the "Effective Date"), Citadel Cinemas, Inc., a Nevada corporation ("Citadel Cinemas"), is subleasing from Sutton Hill Capital, L.L.C. ("SHC") various Theatre Properties as described in a certain Lease Agreement, dated the date hereof (the "Lease"), between SHC, as lessor, and Citadel Cinemas, as lessee. City Cinemas Corporation, a New York corporation ("City Cinemas") and an Affiliate of SHC, has served as manager of the Theatre Properties through the Effective Date. In addition, City Cinemas has managed certain other theatre properties and, as of the Effective Date, Citadel Cinemas will become the manager or submanager of those theatres, either by assignment from City Cinemas of its management agreement or by the execution and delivery by City Cinemas to Citadel Cinemas of a submanagement agreement. All of the theatre properties managed by City Cinemas in respect of which Citadel Cinemas is to become manager or submanager as of the Effective Date are listed on Exhibit "A" hereto (the "Properties").

     As manager of the Properties, City Cinemas has employed at the Properties or in connection with the management thereof the individuals listed on Exhibit "B" hereto (the "Employees"). It is the intention of Citadel Cinemas to engage all or substantially all of such Employees with respect to its operations at the Properties; provided, however, that Citadel Cinemas will not be assuming the
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obligations of City Cinemas as employer with respect to those employees of City
Cinemas who are also currently employees of Reading Entertainment, Inc. or one or more of its subsidiaries, and such individuals, who are listed on Exhibit B-1 hereto, shall not be considered "Employees" for purposes of this letter.
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     Accordingly, this letter agreement shall confirm the assumption by Citadel
Cinemas of the duties and responsibilities as employer with respect to the Employees. From and after the Effective Date, Citadel Cinemas shall be considered the employer of the Employees, with City Cinemas released from all of its duties and obligations with respect thereto except as expressly set forth herein. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Lease.

     1.  Covenants of Citadel Cinemas
         ----------------------------

     (a) From and after the Effective Date, Citadel Cinemas shall be deemed to have offered employment to the Employees. Citadel Cinemas shall be responsible for the wages of the Employees listed on Exhibit "B" and all other responsibilities of the employer with respect to the Employees accruing from and after the Effective Date as well as those previously accrued liabilities for other benefits except as specifically excluded hereunder. Citadel Cinemas shall provide all Employees, for a period of at least sixty (60) days immediately subsequent to the Effective Date, the applicable rate of pay not less than that provided by City Cinemas immediately prior to the Effective Date and employee benefits comparable, in the aggregate, to those in effect as of the Effective Date.

     (b) Citadel Cinemas acknowledges the rates of pay, hours of work and other conditions of employment of certain of the Employees are subject to the provisions of the bargaining agreements (including any applicable side letters, oral agreements and schedules) set forth in Exhibit "C" (the "Bargaining Agreements"). Citadel Cinemas shall assume the obligations of City Cinemas under the Bargaining Agreements according to their terms as in effect on and as of the Effective Date as relates to the applicable Employees, and shall honor the Bargaining Agreements for the remainder of their respective terms following the Effective Date.

     (c) Citadel Cinemas shall assume the obligations of City Cinemas under the Benefit Plans (as defined below).

     (d) Citadel Cinemas agrees to pay and be responsible for all liability, cost, expense and sanctions relating to, arising from or resulting from Citadel Cinemas's failure to comply after the Effective Date with the Worker Adjustment and Retraining Notification Act of 1988, 29 USC 2101-2109 (the "Federal WARN ACT"), and the regulations thereunder or any State or local law and applicable regulations of similar import (the Federal WARN ACT and such State and local laws and applicable regulations, the "WARN ACT") for any action by Citadel Cinemas which causes the WARN ACT to apply.

     (e) Citadel Cinemas shall have responsibility for all workers' compensation events which relate to incidents occurring on and after the Effective Date.

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     2.  Representations by City Cinemas
         -------------------------------

     City Cinemas hereby represents and warrants to Citadel Cinemas that as of the date hereof:

     (a) Except for the Employees listed on Exhibit "B", there are no other individuals employed by City Cinemas at the Properties or in connection with the management thereof.

     (b) Exhibit "B" correctly sets forth for each Employee his or her current compensation including salary and bonus, if any, social security number, date of birth, date of hire, benefits, and amount and date of last bonus.

     (c) True and correct copies of the Bargaining Agreements have been delivered to Citadel Cinemas

     (d) Except for the Bargaining Agreements, there are no other union agreements or benefit and severance agreements or policies maintained or contributed to by City Cinemas in which the Employees are entitled to participate or other employee related agreements which relate to the Employees.

     (e) Exhibit "D" lists all of the benefit and severance agreements or policies maintained or contributed to by City Cinemas in which the Employees are entitled to participate (collectively the "Benefit Plans") and copies of all such written Benefit Plans have been made available to Citadel Cinemas. Except as listed on Exhibit "D", (i) such Benefit Plans comply in all material respects, to the extent applicable, with the requirements of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"); (ii) City Cinemas has not incurred any material liability for any tax imposed under Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Part 4, Subtitle B of Title 1 of ERISA with respect to any of the Benefit Plans; (iii) none of the Benefit Plans is a multiemployer plan within the meaning of Section 3(37)(A) of ERISA; (iv) except as otherwise is provided in this Agreement, all contributions to the Benefit Plans that were required to be made under such Benefit Plans as of the date hereof have been paid; and (v) each Benefit Plan covering non-U.S. Employees complies in all material respects with all applicable laws, rules and regulations.

     (f) All payments owed to the Employees or made on their behalf (including payments to governmental authorities) have been made through the Effective Date.

     (g) The signatory for City Cinemas hereto is in all respects authorized and qualified to enter into this letter agreement on behalf of City Cinemas and City Cinemas has authorized the assumption of the obligations described herein.

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     (h) City Cinemas has not, at any time within the 60-day period prior to the
Effective Date, effectuated a mass layoff, as that term is defined in the Federal WARN ACT or any State or local law of similar import, affecting in whole or in part any City Cinema's site of employment, theatre or employee.

     3.  Representations by Citadel Cinemas
         ----------------------------------

     The signatory for Citadel Cinemas is in all respects authorized and qualified to enter into this letter agreement on behalf of Citadel Cinemas and Citadel Cinemas has authorized the assumption of the obligations described herein.

     4.  Indemnities.
         -----------

     (a) Citadel Cinemas shall, and hereby does, indemnify, defend, protect and hold harmless City Cinemas, any successor or successors and any affiliate of each of the foregoing parties, and their respective officers, directors, incorporators, shareholders, partners, members, employees, agents and servants from and against all liabilities, losses, obligations, claims, penalties, causes of action, suits, demands, damages, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) or judgments of any nature ("Losses") relating to or arising out of the liabilities and obligations assumed by Citadel Cinemas hereby. Notwithstanding the foregoing, Citadel Cinemas shall not be responsible for any Losses which are finally determined to have resulted from City Cinemas' bad faith or gross negligence.

     (b) City Cinemas shall and hereby does indemnify, defend, protect and hold harmless Citadel Cinemas, any successor or successors and any affiliate of the foregoing parties, and their respective officers, directors, incorporators, shareholders, partners, members, employees, agents and servants from and against all Losses arising out of or otherwise in respect of (i) termination by City Cinemas of any of the Employees on or prior to the Effective Date; (ii) any claim made by any Employee based on events arising prior to or upon the Effective Date; (iii) any suit or claim of violation brought against Citadel Cinemas under the WARN Act for any action taken by City Cinemas on or prior to the Effective Date; (iv) any claims by Employees for workers' compensation which relate to incidents occurring prior to the Effective Date; and (v) a breach of any representation made by it hereunder.

     (c) Notwithstanding anything to the contrary contained herein, all claims for indemnification under clause (v) of paragraph B of this Section IV shall be included in computing claims for indemnification subject to the limitations set forth in paragraph (c) of Section 11 of the Lease, which limits claims brought under clause (ii) of paragraph (b) of Section 11 of the Lease.

     5.  Miscellaneous
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     (a) On and as of the Effective Date, Citadel Cinemas and City Cinemas will adjust and apportion Employee salaries (including manager concession commissions) and benefit costs, including year-end incentive or bonus compensation, except that year-end and other incentive or bonus compensation shall be apportioned only as and when actually paid by Citadel Cinemas and such apportionment shall be based on the portions of the year any such compensated Employee was employed by City Cinemas and Citadel Cinemas (or their respective Affiliates), respectively.

     (b) This letter agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes any previous agreements between the parties with respect to the subject matter hereof and may be modified only in writing signed by the parties hereto.

     (c) Each party acknowledges that the facts and circumstances were negotiated and executed in, and shall be governed by the laws of, the State of New York.

     (d) Each party agrees to submit to the jurisdiction of the courts of the State of New York.

     (e) Nothing herein expressed or implied confers upon any Employee any rights or remedies of any nature or kind, including, without limitation, any rights of employment with Citadel Cinemas for a specified period of time.

     (f) EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY.

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     If this letter agreement reflects our mutual understanding, please execute two copies in the space indicated below and return one to us and this will constitute the entire agreement between us.


                                    Very truly yours,

                                    Citadel Cinemas, Inc.

                                    By: /s/ Andrzej Matyczynski
                                       ---------------------------
                                       Name: Andrzej Matyczynski
                                       Title: Chief Financial Officer


Agreed and accepted this
28/th/ day of July, 2000


City Cinemas Corporation

By:  /s/ James D. Vandever
   ------------------------------
   Name: James D. Vandever
   Title: Secretary

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